EX 99.1

ANTARES PHARMA REPORTS FIRST QUARTER 2021 FINANCIAL AND OPERATING RESULTS

Increased Revenue 27% Year-Over-Year to $42.1 Million

Increased Net Income to $3.8 Million, or $0.02 Per Basic and Diluted Earnings Per Share

EWING, NJ, May 6, 2021 – Antares Pharma, Inc. (NASDAQ: ATRS) (“the Company”), a specialty pharmaceutical company, today reported financial and operating results for the quarter ended March 31, 2021 with record first quarter revenue of $42.1 million and net income of $3.8 million, or $0.02 per basic and diluted earnings per share.

Robert F. Apple, President and Chief Executive Officer of Antares Pharma, commented, “Our strong first quarter results with a 27% year-over-year revenue increase continue to highlight the growth opportunities and initiatives we have across our diversified business. With XYOSTED total prescription growth of 50% year-over-year, we expect to continue to build positive momentum throughout the year as patient visits to physician offices increase and our sales representatives garner more in-office physician details, and as vaccines are administered and the pandemic slows. Furthermore, our commercial organization implemented an enhanced targeting strategy that reinforces the expansion opportunities for XYOSTED and the relaunch of NOCDURNA. We are also very pleased with the 48% year-over-year increase in prescriptions from our partner Teva’s generic EpiPen and look forward to the potential approval of their generic teriparatide in the U.S. Overall, as we concurrently advance our robust development pipeline with an expanded leadership team, we believe we have a diverse product portfolio that will support our full year 2021 revenue guidance as well as future growth.”

First Quarter 2021 and Recent Highlights

•	XYOSTED® revenue in the first quarter 2021 increased 60% year-over-year to $14.4 million with total prescriptions increasing 50% year-over-year, according to IQVIA

•	Teva’s generic EpiPen prescriptions in the first quarter 2021 increased 48% year-over-year, contributing to a 40% increase in EpiPen product and royalty revenue

•	Appointed Dr. Peter Richardson as Executive Vice President, Research and Development and Chief Medical Officer to continue to advance our proprietary pipeline

•	Appointed Joseph Renda as Senior Vice President of Commercial, who will be responsible for sales, marketing and data analytics

First Quarter 2021 Financial Results

Total revenue generated from product sales, license and development activities and royalties was $42.1 million for the three months ended March 31, 2021, a 27% increase compared to $33.1 million in the same period in 2020.

Sales of our proprietary products XYOSTED®, OTREXUP® and NOCDURNA® generated revenue of $18.7 million for the three months ended March 31, 2021, as compared to $12.6 million for the three months ended March 31, 2020. The 49% increase in proprietary product sales was principally attributable to continued growth in prescriptions and sales of XYOSTED®.

Partnered product sales were $10.4 million for the three months ended March 31, 2021, as compared to $14.5 million for the three months ended March 31, 2020. The net decrease in sales of partnered products is attributable to a decrease in sales of sumatriptan to Teva and Makena® auto injectors to AMAG, offset by an increase in sales to Teva of generic EpiPen auto-injectors.

Development and licensing revenue was $5.0 million for the three months ended March 31, 2021, as compared to $1.8 million for the comparable period in 2020. The increase in development revenue was primarily from incremental development and maintenance of Teva’s partnered products and the Idorsia selatogrel rescue pen development program.

Royalty revenue was $8.0 million for the three months ended March 31, 2021, as compared to $4.2 million for the same period in 2020.  The increase in royalty revenue was primarily attributable to an increase in royalties from Teva on their net sales of generic EpiPen.

Research and development expenses were $2.6 million for the three months ended March 31, 2021, as compared to $3.0 million for the comparable period in 2020. The decrease in research and development costs was due to the timing of clinical studies for our internal pipeline products.

Selling, general and administrative expenses were $17.6 million for the three months ended March 31, 2021, as compared to $16.4 million for the comparable periods in 2020. The increase in selling, general and administrative expenses was primarily due to an increase in sales and marketing costs for our proprietary products and increases in compensation and professional services.

Net income was $3.8 million, or $0.02 per basic and diluted share for the first quarter 2021, as compared to a net loss of $2.4 million, or $0.01 per basic and diluted loss per share in the same period in 2020.

As of March 31, 2021, cash and cash equivalents were $55.7 million compared to $53.1 million as of December 31, 2020. The Company generated cash from operation of $2.0 million for the three months ended March 31, 2021.

Full-Year 2021 Financial Guidance

The Company today reaffirmed full-year 2021 revenue guidance in the range of $175-200 million, which represents a 17% to 34% year-over-year growth rate and assumes no significant disruptions to supply or operations due to the ongoing COVID-19 pandemic and a range of revenue scenarios for the potential approval and launch of generic Forteo® by our partner Teva in the U.S.

Webcast and Conference Call Information

The Antares management team will provide a Company update and review the first quarter 2021 financial results via conference call and webcast today, May 6, 2021, at 8:30am ET (Eastern Time).  The webcast of the conference call will include a slide presentation, which can be accessed in the investor relations section of the Company’s website (www.antarespharma.com) under “Webcasts & Presentations”.  Alternatively, callers may participate in the audio portion of the conference call by dialing (800) 367-2403 for domestic callers and (334) 777-6978 for international callers.  Callers should reference the Antares Pharma conference call or conference ID number 1237332.

About Antares Pharma

Antares Pharma, Inc. is a specialty pharmaceutical company focused primarily on the development and commercialization of pharmaceutical products and technologies that address unmet needs in targeted therapeutic areas such as urology and endocrinology. The Company has a portfolio of proprietary and partnered commercial products with several product candidates in various stages of development, as well as significant strategic alliances with industry leading pharmaceutical companies including Teva Pharmaceutical Industries, Ltd. (Teva), AMAG Pharmaceuticals (AMAG), Pfizer Inc. (Pfizer) and Idorsia

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Pharmaceuticals Ltd. (Idorsia). Antares Pharma’s FDA-approved products include XYOSTED® (testosterone enanthate) injection, OTREXUP® (methotrexate) injection for subcutaneous use and Sumatriptan Injection USP, which is distributed by Teva. The Company also markets NOCDURNA® (desmopressin acetate) in the U.S., which was licensed from Ferring Pharmaceuticals.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are subject to certain risks and uncertainties that can cause actual results to differ materially from those described.  Factors that may cause such differences include, but are not limited to: the Company’s ability to achieve the 2021 full-year revenue guidance; the uncertainty regarding the ongoing COVID-19 pandemic, including new strains of the virus, and the mitigation measures and other restrictions implemented in response to the same and the impact on demand for our products, new patients and prescriptions, future revenue, product supply, clinical trials, and our overall business, operating results and financial condition; commercial success of XYOSTED® and future revenue from the same; market acceptance of Teva’s generic epinephrine auto-injector product and future revenue from the same; future prescriptions and sales of OTREXUP®; successful commercialization of NOCDURNA® in the U.S. and market acceptance and future revenue from the same; whether the FDA will withdraw marketing approval for AMAG Pharmaceuticals’ Makena® subcutaneous auto injector following the FDA letter seeking withdrawal, whether AMAG will be granted an appeal hearing and if granted, whether  Makena® will be successful and future prescriptions, market acceptance and revenue from the same; Teva’s ability to successfully commercialize VIBEX® Sumatriptan Injection USP and the amount of revenue from the same; Teva’s ability to successfully commercialize generic teriparatide in Europe, Canada and Israel and future revenue from the same, successful development including the timing and results of the Phase 3 clinical trial of the drug device combination product for Selatogrel with Idorsia Pharmaceuticals and FDA and global regulatory approvals and future revenue from the same; FDA approval of Teva’s pending ANDAs for both generic Forteo® and Byetta® and future revenue from the same; the timing and results of the Company’s or its partners’ research projects or clinical trials of product candidates in development including the Company’s endocrinology and urology assets in development as well as Pfizer’s undisclosed development product;  actions by the FDA or other regulatory agencies with respect to the Company’s products or product candidates of its partners; continued growth in product, development, licensing and royalty revenue; the Company’s ability to meet loan extension and interest only payment milestones and the ability to repay the debt obligation to Hercules Capital;  the Company’s ability to obtain financial and other resources for its research, development, clinical, and commercial activities and other statements regarding matters that are not historical facts, and involve predictions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, achievements or prospects to be materially different from any future results, performance, achievements or prospects expressed in or implied by such forward-looking statements. In some cases you can identify forward-looking statements by terminology such as ''may'', ''will'', ''should'', ''would'', ''expect'', ''intend'', ''plan'', ''anticipate'', ''believe'', ''estimate'', ''predict'', ''potential'', ''seem'', ''seek'', ''future'', ''continue'', or ''appear'' or the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the "Risk Factors" section of the Company's Annual Report on Form 10-K, and in the Company's other periodic reports and filings with the Securities and Exchange Commission.  The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this press release, except as required by law.

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Contact:

Tram Bui

Vice President, Corporate Communications and Investor Relations

609-359-3016

tbui@antarespharma.com

TABLES FOLLOW

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ANTARES PHARMA, INC.

Table 1 - CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(amounts in thousands except per share amounts)

(unaudited)

	Three Months Ended
	March 31,		Increase
	2021	2020	(Decrease)
Revenue:
Product sales	$29,135	$27,097	8%
Development and licensing revenue	4,984	1,755	184%
Royalties	7,964	4,227	88%
Total revenue	42,083	33,079	27%
Operating expenses:
Cost of product sales	12,498	14,014	(11)%
Cost of development revenue	3,947	1,033	282%
Research and development	2,640	2,981	(11)%
Selling, general and administrative	17,607	16,422	7%
Total operating expenses	36,692	34,450	7%
Operating income (loss)	5,391	(1,371)	**
Other expense	(1,008)	(985)	2%
Net income (loss) before income taxes	4,383	(2,356)	**
Income tax expense	(590)	—	**
Net income (loss)	$3,793	$(2,356)	**
Net income (loss) per common share, basic	$0.02	$(0.01)
Net income (loss) per common share, diluted	$0.02	$(0.01)
Basic weighted average common shares outstanding	167,822	165,429
Diluted weighted average common shares outstanding	174,908	165,429

ANTARES PHARMA, INC.

Table 2 – CONSOLIDATED REVENUE DETAILS

(amounts in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2021	2020
Proprietary product sales:
XYOSTED®	$14,389	$9,003
OTREXUP®	3,567	3,563
NOCDURNA®	776	—
Total proprietary product sales	18,732	12,566
Partnered product sales	10,403	14,531
Total product sales	29,135	27,097
Development and licensing revenue	4,984	1,755
Royalties	7,964	4,227
Total revenue	$42,083	$33,079

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ANTARES PHARMA, INC.

Table 3 – CONSOLIDATED CONDENSED BALANCE SHEETS

(amounts in thousands)

(unaudited)

	March 31,	December 31,
	2021	2020
Assets
Cash and cash equivalents	$55,652	$53,137
Accounts receivable	42,940	42,221
Inventories	19,614	18,216
Contract assets	10,960	8,140
Prepaids and other current assets	4,352	4,877
Property and equipment, net	24,276	24,020
Deferred tax assets	46,392	46,982
Other assets	14,271	14,938
Total Assets	$218,457	$212,531

Liabilities and Stockholders’ Equity
Accounts payable and accrued expenses	$44,314	$43,032
Long-term debt	41,025	40,899
Other liabilities	6,893	9,485
Stockholders’ equity	126,225	119,115
Total Liabilities and Stockholders’ Equity	$218,457	$212,531

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